Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Thursday, October 29, 2009	TRADED: Nasdaq
LANCASTER COLONY REPORTS HIGHER FIRST QUARTER FISCAL 2010 NET INCOME
COLUMBUS, Ohio, Oct. 29 — Lancaster Colony Corporation (Nasdaq: LANC) today reported lower sales but higher net income for its first fiscal quarter ended September 30, 2009:
•	Net sales reached $254 million, off nearly four percent from first quarter sales of $264 million last year.
•	Specialty Foods net sales totaled $216.3 million, down two percent from the year-ago record level, reflecting a decline in foodservice sales that was not fully offset by solid growth in retail sales.
•	Glassware and Candles sales were $37.8 million, a decline of 12 percent from the year-ago quarter, reflecting generally weaker retail markets, competitive factors and the shifting of some seasonal sales to the second fiscal quarter.
•	Net income of $28,405,000, or $1.01 per diluted share, increased from the prior-year total of $11,020,000, or $.39 per diluted share.
•	The cash dividend was continued at the higher rate set in November 2008.
•	The company’s strong balance sheet showed no debt outstanding at September 30, 2009.
Chairman and CEO John B. Gerlach, Jr. said, “We are pleased that both business segments achieved substantial improvement in first quarter operating results, with Specialty Foods operating margins benefiting from the decline in ingredient costs from the prior-year’s historically high levels.”
Specialty Foods sales were lower as the foodservice channel was affected by generally weak consumer demand and reduced pricing due to lower commodity costs. In contrast, retail sales continued to grow, up approximately five percent from gains in both frozen and non-frozen products. Operating income of $43.2 million nearly doubled, reflecting over $17 million in lower raw-material costs as well as operational improvements and a greater retail sales mix. Plant closing costs associated with the consolidation of certain manufacturing facilities totaled approximately $0.9 million and $0.8 million in the current and prior-year’s first quarter, respectively.
Net sales of candles and related products declined for the quarter due to several factors, including competitive market conditions and some shifting of seasonal sales to the second quarter. Segment operating income of $1.7 million improved by over $4.5 million, reflecting lower wax costs, higher operating levels and improved pricing.
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PAGE 2 / LANCASTER COLONY REPORTS HIGHER FIRST QUARTER FISCAL 2010 NET INCOME
Corporate expenses decreased $0.4 million, as the prior-year’s quarter reflected approximately $0.8 million related to the razing of a former industrial glass operation.
The first-quarter’s effective tax rate reflects income associated with the favorable resolution of certain previously-reserved state tax matters. These items totaled approximately $0.9 million before tax, or about $.03 per share, net of applicable income taxes.
“Looking at our current second quarter,” Mr. Gerlach said, “we anticipate that both operating segments will continue to benefit from many of the factors that contributed to the improvement in first-quarter operating margins. In addition, although lower-margined, we expect seasonal candle sales to outpace last year’s levels. While consumer demand continues to be challenged by a weak economic environment, particularly in foodservice channels, we are again expecting comparative improvement in the quarter’s operating results. We are well-positioned to support future growth, and we expect to carry our strong balance sheet into calendar 2010.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 29, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
About the Company
Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focusing primarily on specialty foods for the retail and foodservice markets.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward- looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements. More detailed statements regarding significant events that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission and are available on our website at www.lancastercolony.com.
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PAGE 3 / LANCASTER COLONY REPORTS HIGHER FIRST QUARTER FISCAL 2010 NET INCOME
LANCASTER COLONY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended
	September 30,
	2009	2008
Net sales	$254,160	$263,837

Cost of sales	190,453	224,168

Gross margin	63,707	39,669

Selling, general & administrative expenses	20,468	20,261

Restructuring and impairment charges	830	1,614

Operating income	42,409	17,794

Interest expense	—	(491)

Interest income and other — net	25	75

Income before income taxes	42,434	17,378

Taxes based on income	14,029	6,358

Net income	$28,405	$11,020

Net income per common share:(a)

Net income — basic and diluted	$1.01	$.39

Cash dividends per common share	$.285	$.28

Weighted average common shares outstanding:
Basic	28,081	28,262
Diluted	28,115	28,264

(a)	Based on the weighted average number of shares outstanding during each period.
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PAGE 4 / LANCASTER COLONY REPORTS HIGHER FIRST QUARTER FISCAL 2010 NET INCOME
LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2009	2008
NET SALES
Specialty Foods	$216,341	$220,786
Glassware and Candles	37,819	43,051

	$254,160	$263,837

OPERATING INCOME (LOSS)
Specialty Foods	$43,152	$23,489
Glassware and Candles	1,671	(2,862)
Corporate expenses	(2,414)	(2,833)

	$42,409	$17,794

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30,	June 30,
	2009	2009

ASSETS
Current assets:
Cash and equivalents	$52,440	$38,484
Receivables — net of allowance for doubtful accounts	78,195	61,152
Total inventories	110,605	102,523
Deferred income taxes and other current assets	23,951	20,653

Total current assets	265,191	222,812
Net property, plant and equipment	168,304	170,900
Other assets	104,156	104,769

Total assets	$537,651	$498,481

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,674	$41,180
Accrued liabilities	46,969	33,399

Total current liabilities	89,643	74,579
Other noncurrent liabilities and deferred income taxes	21,500	21,346
Shareholders’ equity	426,508	402,556

Total liabilities and shareholders’ equity	$537,651	$498,481

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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com